UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2020

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2020, GP Strategies Corporation (the “Company”) and certain of its subsidiaries entered into a Fourth Amendment (the “Amendment”) to its Credit Agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders (as amended to date, the "Credit Agreement"), making certain modifications to the Credit Agreement requested by the Company.
The Amendment:

•	reduces the aggregate Revolving Credit Commitments from $200 million to $140 million;

•
amends the definition of Consolidated EBITDA to permit the add back for covenant purposes (but not pricing purposes) of certain documented deal costs related to a one-time transaction up to $1.2 million and certain documented non-recurring severance expenses incurred between January 1, 2020 and September 30, 2020, up to $1.5 million;

•	increases the maximum permitted Leverage Ratio from 3.0 to 1.0 to 3.75 to 1.0 for the remainder of 2020;

•	extends the deadline for submission of quarterly financial statements for the remainder of 2020; and

•	amends the pricing grid for the Applicable Margin to include a level for when the leverage ratio is above 3.00 to 1.

The Company expects that the reduction of Revolving Credit Commitments will reduce the amount of its annual Commitment Fees under the Credit Agreement by approximately $150,000. The Company expects that the amendments to Consolidated EBITDA and the increase in maximum permitted Leverage Ratio will increase its borrowing availability under the Credit Agreement to approximately $46.6 million, but it does not currently expect to require that level of borrowing in 2020. At March 31, 2020, there were $74.8 million of borrowings outstanding and $22.3 million of available borrowings under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01
Effective January 1, 2020, the Company transferred the management responsibility of certain business units between its two operating segments, primarily the management of the Company's UK apprenticeship training business to the Business Transformation Services segment, and the management of the platform adoption services business to the Workforce Excellence segment. The Company reclassified the segment financial information for the first quarter of 2019 in its Form 10-Q for the quarter ended March 31, 2020 to reflect the changes in its segment reporting and conform to the current year's presentation.

On May 12, 2020, the Company posted to its website restated historical quarterly data for the year ended December 31, 2019 in the new segment structure for use by analysts and investors for comparability with future results. A summary of this restated quarterly segment data can be found on the Company's website at the following link
https://www.gpstrategies.com/about-us/investors/committee-charter-information/quarterly-earnings-releases/

SIGNATURES

GP STRATEGIES CORPORATION

Date: May 12, 2020	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Executive Vice President, General Counsel & Secretary

3